Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated August 13, 2025 relating to the financial statements of Beckley Psytech Limited, which appears in the Registration Statement on Form S-4 (No. 333-290446) of atai Life Sciences Luxembourg S.A. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-4 (No. 333-290446) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
December 29, 2025